Exhibit 5.1
September ___, 2005
Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, TX 75201
Re:    Builders FirstSource, Inc.
Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as special counsel to Builders FirstSource, Inc., a Delaware corporation (the “Company”), and each of the Opinion Guarantors (as defined herein), in connection with the public offering of $275,000,000 aggregate principal amount of the Company’s Second Priority Senior Secured Floating Rate Notes due 2012 (the “Exchange Notes”). The Indenture, dated as of February 11, 2005 (the “Indenture”), by and among the Company, the Guarantors named therein (the “Guarantors”) and Wilmington Trust Company, as Trustee (the “Trustee”), provides for the guarantee, to the extent set forth in the Indenture (the “Guarantees”), of the Exchange Notes by each of the Guarantors. The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding Second Priority Senior Secured Floating Rate Notes due 2012 of the Company (the “Original Notes”) under the Indenture, as contemplated by the Registration Rights Agreement, dated as of February 11, 2005 (the “Registration Rights Agreement”), by and among the Company, the Guarantors and the Initial Purchasers named therein.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees, filed with the Securities and Exchange Commission (the “Commission”) on September    , 2005 under the Act (the “Registration Statement”); (ii) an executed copy of the Registration Rights

Builders FirstSource, Inc.
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Agreement; (iii) an executed copy of the Indenture; (iv) the Amended and Restated Certificate of Incorporation of the Company; (v) the Amended and Restated By-Laws of the Company; (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters; (vii) the certificate of incorporation (or other constituent documents, as applicable) and by-laws (or certificates of formation or certificates of limited partnership, as applicable, and the limited liability company agreements, limited partnership agreements, or operating agreements, as applicable) of each of the Guarantors that is a corporation or limited liability company incorporated or formed under the laws of the State of Delaware and identified as such on Schedule I hereto (the “Delaware Guarantors”) and each of the Guarantors that is a limited partnership formed under the laws of the State of Texas and identified as such on Schedule I hereto (the “Texas Guarantors” and, together with the Delaware Guarantors, the “Opinion Guarantors”); (viii) certain resolutions of the Board of Directors, Board of Managers, or General Partner, as applicable, of each of the Opinion Guarantors relating to the Exchange Offer, the issuance of the guarantees of the Original Notes and the issuance of the Guarantees, the Indenture and related matters; (ix) the form of the Exchange Notes; and (x) executed copies of the Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Opinion Guarantors, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Opinion Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the Opinion Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Opinion Guarantors and others.
Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Texas Revised Limited Partnership Act, and those laws, rules, and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer, but without our having made any special investigation as to the applicability of any specific law, rule or regulation (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any

Builders FirstSource, Inc.
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jurisdiction other than Opined on Law or as to the effect of any other laws on the opinions herein stated.
Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Registration Statement becomes effective and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes, the execution and delivery by each of the Guarantors of the Indenture and the performance by each of the Company and the Guarantors of its respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Guarantors or their properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company and the Guarantors as being material to them and which are listed as exhibits in Part II of the Registration Statement.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,

SCHEDULE I

Opinion Guarantors

Jurisdiction of
Delaware Guarantors	Organization

BFS, LLC	Delaware
BFS IP, LLC	Delaware
BFS Texas, LLC	Delaware
Builders FirstSource Financing, Inc.	Delaware
Builders FirstSource Holdings, Inc.	Delaware
Builders FirstSource-Atlantic Group, LLC	Delaware
Builders FirstSource-Colorado Group, LLC	Delaware
Builders FirstSource-Colorado, LLC	Delaware
Builders FirstSource-Dallas, LLC	Delaware
Builders FirstSource-Florida Design Center, LLC	Delaware
Builders FirstSource-Florida, LLC	Delaware
Builders FirstSource-MBS, LLC	Delaware
Builders FirstSource-Northeast Group, LLC	Delaware
Builders FirstSource-Ohio Valley, LLC	Delaware
Builders FirstSource-Raleigh, LLC	Delaware
Builders FirstSource-Southeast Group, LLC	Delaware
Builders FirstSource-Texas GenPar, LLC	Delaware

Jurisdiction of
Texas Guarantors	Organization

Builders FirstSource-Intellectual Property, L.P.	Texas
Builders FirstSource-South Texas, L.P.	Texas
Builders FirstSource-Texas Group, L.P.	Texas
Builders FirstSource-Texas Installed Sales, L.P.	Texas